                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                           AFFYMETRIX, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                           AFFYMETRIX, INC.
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
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     (4) Date Filed:
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
                                AFFYMETRIX, INC.
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 TO BE HELD ON
                                  JUNE 6, 1997
                            ------------------------

TO THE SHAREHOLDERS:

    The Annual Meeting of Shareholders of Affymetrix, Inc., a California corporation ("Affymetrix" or the "Company"), will be held on Friday, June 6, 1997 at 10:00 a.m., local time, at 3380 Central Expressway, Santa Clara, California, for the following purposes:

    1. To elect directors to serve until the next annual meeting of shareholders or until their successors are elected.

    2. To approve an amendment to the Company's Amended and Restated 1993 Stock Plan (the "1993 Stock Plan") to provide for additional shares.

    3. To approve an amendment to the 1993 Stock Plan to limit the number of shares that may be granted to any participant in any one-year period.

    4. To approve an amendment to the 1993 Stock Plan to reflect changes to the shareholder approval requirements of Securities and Exchange Commission Rule 16b-3.

    5. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 1997.

    6. To transact such other business as may properly come before the meeting or any adjournment thereof.

    These items of business are more fully described in the Proxy Statement accompanying this notice.

    Only shareholders of record at the close of business on April 21, 1997 are entitled to notice of and to vote at the meeting.

    All shareholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, please mark, sign, date and return the enclosed proxy card as soon as possible in the postage-prepaid envelope enclosed for that purpose. Any shareholder attending the meeting may vote in person even if the shareholder has returned a proxy.

                                          By Order of the Board of Directors,
                                          Julian N. Stern
                                          Secretary

Santa Clara, California
April 28, 1997

    IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.

                                AFFYMETRIX, INC.
                            3380 CENTRAL EXPRESSWAY
                             SANTA CLARA, CA 95051
                            ------------------------

               PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

                            ------------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

    The enclosed proxy is solicited on behalf of the Board of Directors of Affymetrix, Inc. for use at the annual meeting of shareholders to be held on Friday, June 6, 1997 at 10:00 a.m., local time, or at any adjournment of the meeting, for the purposes set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Shareholders. The annual meeting will be held at 3380 Central Expressway, Santa Clara, California 95051. The Company's telephone number is (408) 731-5000.

    These proxy solicitation materials were mailed on or about April 28, 1997, together with the Company's 1996 Annual Report to Shareholders, to all shareholders entitled to vote at the meeting.

RECORD DATE

    Shareholders of record at the close of business on April 21, 1997 (the "Record Date") are entitled to notice of and to vote at the meeting. At the Record Date, approximately 22,598,000 shares of the Company's Common Stock were issued and outstanding.

REVOCABILITY OF PROXIES

    Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date or time, or by attending the meeting and voting in person.

VOTING AND SOLICITATION

    The Company has one type of security entitled to vote at the meeting, its Common Stock. Each share entitles you to one vote on each matter to come before the meeting. The Company's Articles of Incorporation do not provide for cumulative voting.

    The cost of soliciting proxies will be borne by the Company. Proxies may also be solicited by certain of the Company's directors, officers and employees, without additional compensation, personally or by telephone, facsimile or letter.

QUORUM; ABSTENTIONS, AND BROKER NON-VOTES

    The required quorum for the transaction of business at the annual meeting is a majority of the shares of Common Stock outstanding on the Record Date. Broker non-votes and shares held by persons abstaining will be counted in determining whether a quorum is present at the annual meeting. However, abstentions are counted as votes against a proposal for purposes of determining whether or not a proposal has been approved, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS

    Proposals of shareholders of the Company which are intended to be presented by such shareholders at next year's annual meeting must be received by the Company no later than December 29, 1997 in order that they may be included in the proxy statement and form of proxy relating to the 1998 annual meeting.

                             ELECTION OF DIRECTORS

NOMINEES

    Ten directors are to be elected at the meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's ten nominees named below, all of whom are presently directors of the Company. If any nominee of the Company is unable or declines to serve as a director at the time of the annual meeting, the proxies will be voted for any nominee designated by the present Board of Directors (the "Board") to fill the vacancy. If additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them for the nominees listed below. The Company is not presently aware of any nominee who will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next annual meeting of shareholders or until a successor has been elected and qualified.

    The names of the nominees, and certain information about them as of the Record Date, are set forth below.

                                                                                                                 DIRECTOR
              NAME                     AGE                           PRINCIPAL OCCUPATION                          SINCE
---------------------------------  -----------  --------------------------------------------------------------  -----------
John D. Diekman, Ph.D.                     54   Chairman of the Board                                                 1992

Stephen P.A. Fodor, Ph.D.                  43   President and Chief Executive Officer                                 1993

Paul Berg, Ph.D.                           70   Professor of Biochemistry, Stanford University                        1993

Douglas M. Hurt                            40   Senior Vice President and Chief Financial Officer, Glaxo              1995
                                                  Wellcome, Inc.

Vernon R. Loucks, Jr.                      62   Chairman and Chief Executive Officer, Baxter International,           1993
                                                  Inc.

Barry C. Ross, Ph.D.                       48   Director, Group Research Strategy and Alliances, Glaxo                1995
                                                  Wellcome Research and Development Limited

David B. Singer                            34   Senior Vice President and Chief Financial Officer, Heartport,         1993
                                                  Inc.

Lubert Stryer, M.D.                        59   Professor of Neurobiology, Stanford University                        1996

John A. Young                              65   President and Chief Executive Officer, Hewlett-Packard Co.            1993
                                                  (retired)

Alejandro C. Zaffaroni, Ph.D.              74   Co-Chairman, ALZA Corporation                                         1993

    JOHN D. DIEKMAN, PH.D., has served as a Director of the Company and Chairman since the Company's inception. Dr. Diekman served as Chief Executive Officer of the Company from July 1995 to March 1997. Prior to that, Dr. Diekman served as President and Chief Operating Officer of Affymax N.V. ("Affymax") from July 1991 to March 1995 and as Chairman of the Affymax Board of Directors from July 1994 to July 1995. Dr. Diekman also currently serves as a director of Quidel Corp.

    STEPHEN P.A. FODOR, PH.D., is the President and Chief Executive Officer of the Company and has been a Director of the Company since February 1993. From July 1995 to March 1997, Dr. Fodor served as President and Chief Operating Officer, from September 1994 to July 1995, as President and Chief Technical Officer and, from February 1993 until September 1994, as Chief Technical Officer of the Company. Dr. Fodor previously was Vice President and Director of Physical Sciences at the Affymax Research Institute from November 1992 to February 1993.

    PAUL BERG, PH.D., has served as a Director of the Company since August 1993. Dr. Berg is Cahill Professor in Cancer Research, Professor of Biochemistry and Director of the Beckman Center for

Molecular and Genetic Medicine at Stanford University School of Medicine. He received the Nobel Prize in Chemistry in 1980, the National Medal of Science in 1983 and is a member of the National Academy of Sciences, the Royal Society, London, and the French Academy of Sciences. Dr. Berg also serves as a member of the Company's Scientific Advisory Board.

    DOUGLAS M. HURT, a Director of the Company since June 1995, is Senior Vice President and Chief Financial Officer of Glaxo Wellcome, Inc. Mr. Hurt has held various financial management positions at Glaxo since 1983 and was designated by Glaxo Wellcome plc ("Glaxo Wellcome") to serve on the Board of Directors.

    VERNON R. LOUCKS, JR. has served as a Director of the Company since August 1993. Mr. Loucks has served as Chief Executive Officer of Baxter International Inc. ("Baxter") since 1980 and Chairman of Baxter since 1987. Mr. Loucks also serves as a director of The Dun and Bradstreet Corp., Emerson Electric Co., Quaker Oats Co., Coastcast Corporation and Anheuser-Busch Companies, Inc.

    BARRY C. ROSS, PH.D., a Director of the Company since March 1995, has served as Director of Group Research Strategy and Alliances at Glaxo Wellcome Research and Development Ltd. since 1995. Dr. Ross joined Glaxo in 1984 and served as Director, Medicinal Chemistry from 1989-93 and was designated by Glaxo Wellcome to serve on the Board of Directors.

    DAVID B. SINGER, a Director of the Company since February 1993, served as Vice Chairman from July 1995 to April 1996. From February 1993 to June 1995, Mr. Singer was President and Chief Executive Officer of the Company. He served as Vice President of Finance and Treasurer of Affymax from 1991 to 1993. Mr. Singer has been Senior Vice President and Chief Financial Officer of Heartport, Inc. since May 1996.

    LUBERT STRYER, M.D., served as a Director of the Company since September 1996. Dr. Stryer is a Winzer Professor in the School of Medicine, Stanford University and has been a Professor of Neurobiology at Stanford University since 1976. Dr. Stryer received the American Chemical Society Award in Biological Chemistry (Eli Lilly Award) and is a member of the National Academy of Sciences and received an honorary Doctor of Science from the University of Chicago. Dr. Stryer also serves as Chairman of the Company's Scientific Advisory Board.

    JOHN A. YOUNG has served as a Director of the Company since August 1993. Mr. Young retired as President and Chief Executive Officer of Hewlett-Packard Co. in October 1992. Mr. Young also serves as a director of Wells Fargo & Company, Chevron Corp., SmithKline Beecham Corp., Novell, Inc., Lucent Technologies, Shaman Pharmaceuticals, Inc. and is a member of the Business Council.

    ALEJANDRO C. ZAFFARONI, PH.D., a founder of the Company, has served as a Director since February 1993. Dr. Zaffaroni is also the founder of Affymax, ALZA Corporation ("ALZA"), DNAX Research Institute of Molecular & Cellular Biology, Inc. and a co-founder of Syntex. Dr. Zaffaroni served as Chairman of Affymax from its inception to July 1994 and as Chief Executive Officer and Managing Director of Affymax from its inception until its acquisition by Glaxo Wellcome in March 1995. He served as Chairman and Chief Executive Officer of ALZA from 1968 to 1987 and has been Co-Chairman of ALZA since 1987.

    There are no family relationships between directors or executive officers of the Company.

REQUIRED VOTE

    The ten nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted for them will be elected as directors.

            THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS
                    VOTE "FOR" THE ELECTION OF THE NOMINEES.

BOARD MEETINGS AND COMMITTEES

    The Board of Directors of the Company held a total of eight meetings during the fiscal year ended December 31, 1996. Each director other than Mr. Loucks attended at least seventy-five percent of the meetings of the Board of Directors and each committee on which the director served during 1996.

    The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating Committee.

    The Audit Committee of the Board of Directors, which consisted of directors Hurt, Singer and Young held three meetings during 1996. The Audit Committee oversees the actions taken by the Company's independent auditors and reviews the Company's internal financial and accounting controls and policies.

    The Compensation Committee of the Board of Directors, which consisted of directors Berg, Young and Zaffaroni, held four meetings during 1996. The Compensation Committee is responsible for determining salaries, incentives and other forms of compensation for officers and other employees of the Company and administers various incentive compensation and benefit plans.

    The Nominating Committee, which consisted of directors Diekman, Loucks and Young, met once during 1996. The Nominating Committee is responsible for proposing candidates to fill any vacancies on the Board.

COMPENSATION OF DIRECTORS

    Non-employee directors receive a fee of $2,500 per Board meeting attended as well as reimbursement of expenses incurred in attending Board meetings. In addition, the Company's 1996 Nonemployee Directors Stock Option Plan (the "Directors Plan") provides for the automatic grant of 33,333 shares of Common Stock if a person who is neither an officer nor an employee of the Company and who has not previously been a member of the Board is elected or appointed director. Each such option vests at the rate of one-fifth of the number of shares covered by the option on each anniversary of the grant date so long as the director is serving on the Board with full vesting over five years. In addition, on the date of each annual meeting of the shareholders of the Company held after January 1, 2001 for nonemployee directors elected prior to March 1996 who continue on the Board, and 54 months after the initial option grant to nonemployee directors elected after March 1996 who continue on the Board, each such nonemployee director will receive an option to purchase 6,667 shares of the Company's Common Stock, with full vesting one year after grant. The exercise price of all options granted pursuant to the Directors Plan is the fair market value of the Company's Common Stock at the time of grant.

                               AMENDMENTS TO THE
                      AMENDED AND RESTATED 1993 STOCK PLAN

BACKGROUND

    The Company adopted the 1993 Amended and Restated Stock Plan (the "1993 Stock Plan") in July 1993. The 1993 Stock Plan provides for the granting of options to officers, directors, employees and consultants. The 1993 Stock Plan is currently administered by the Compensation Committee of the Board.

    ADDITION OF SHARES. A total of 3,700,000 shares of Common Stock is currently reserved for issuance under the 1993 Stock Plan. The Board has approved, subject to shareholder approval, the amendment to the 1993 Stock Plan to reserve an additional 1,500,000 shares for issuance upon exercise of options granted under the 1993 Stock Plan, bringing the total number of shares under the Plan to 5,200,000. If approved by stockholders, approximately 1,628,400 shares would be available for grant under the 1993 Stock Plan.

Management expects this share increase to be sufficient for all grants made under the 1993 Stock Plan for at least two years.

    LIMIT ON NUMBER OF SHARES. Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), enacted in August 1993, limits the deductibility by public companies of compensation in excess of $1 million per year (subject to some exemptions) paid to certain executive officers (generally, the Chief Executive Officer and the other four most highly compensated executive officers). As the limit applies in the year in which the compensation is paid, it could apply to income derived from the exercise of certain stock options, measured by the spread between the exercise price and the fair market value at the time the option is exercised. Options granted prior to February 17, 1993 are not subject to the deduction limitation under this law.

    "Performance based" compensation is excluded from compensation counted toward the $1 million deduction limit if certain conditions are met. Compensation resulting from the exercise of stock options will be treated as "performance based" and excluded from the limit on deductibility if among other things, the plan under which the options are granted specifies limits on the number of shares issuable to any participant in any one year under the plan and these limits are approved by the issuer's shareholders.

    In order to exclude from the $1 million deduction limit compensation resulting from the exercise of options granted under the 1993 Stock Plan, the Board of Directors adopted, subject to shareholder approval, an amendment to the plan to limit the number of shares with respect to which options may be granted to no more than 500,000 shares to any one participant in any one-year period.

    APPROVAL OF AMENDMENTS. The requirements for shareholder approval of amendments to the 1993 Stock Plan reflect the requirements of old Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Rule 16b-3 was amended in August 1996 to eliminate the requirement of shareholder approval of plans (or amendments to plans) previously necessary to exempt grants of options or purchase rights to directors and officers from the short-swing liability provisions of Section 16 the Exchange Act. Consistent with the old Rule 16b-3, the 1993 Stock Plan currently requires shareholder approval for any amendment which increases the number of shares of Common Stock available for issuance, materially changes the class of persons who are eligible for grants, or materially increases the benefits under the plan. The Board has adopted, subject to shareholder approval, an amendment to modify the requirement of shareholder approval for future amendments to require such approval where (a) required by Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), for incentive stock options, (b) required by other applicable laws, regulations or rules (such as stock exchange rules), or (c) otherwise deemed advisable by the Board. Under Rule 422 of the Code, shareholder approval would continue to be required to increase the number of shares of Common Stock available for issuance under the 1993 Stock Plan.

DESCRIPTION OF THE 1993 STOCK PLAN

    Under the 1993 Stock Plan, options or purchase rights may be granted to officers (including officers who are also directors), employees and consultants of Affymetrix, or a parent or subsidiary of Affymetrix, as selected from time to time by the Board or a committee selected by the Board (the "Administrator"). An option granted under the 1993 Stock Plan may be an incentive stock option (an "ISO") within the meaning of Section 422 of the Code, or a nonstatutory stock option (a "NSO").

    The option exercise price per share may not be less than the fair value of the Common Stock on the grant date. Payment for shares purchased pursuant to options may be made in cash, by check or by delivery, at the discretion of the Administrator, of shares of Common Stock held for at least six months. In addition, in the discretion of the Administrator, payment may be made by means of an interest-bearing, full recourse promissory note.

    If authorized by the Administrator, exercise of an option may be made through a "cashless exercise/ sale," in which the funds to pay for the exercise of the option are delivered to the Company by a broker upon receipt of the stock certificates representing shares of Stock or pursuant to which participants obtain margin loans from brokers to fund the exercise of the option.

    Options will become exercisable at the times and subject to the conditions prescribed by the Administrator. Options granted under the 1993 Stock Plan must be exercised while the holder is an officer, director, employee or consultant of Affymetrix, except that options may be exercised up to one year after the holder's death or disability and within three months after termination of employment or service for other reasons. Options are nontransferable except by will, by the laws of descent and distribution, or pursuant to a qualified domestic relations order, and are exercisable, during the holder's lifetime, only by the holder. The term of any option will be fixed by the Administrator but may not exceed ten years.

    The Administrator may grant purchase rights, providing for the direct sale of Stock to eligible participants. As soon as practicable after the grant date, the Administrator will advise the holder of the Purchase Rights of the terms of the grant, including the number of shares of Common Stock covered by the purchase right, the purchase price and the exercise period. The purchase price of a purchase right shall be at least 85% of the fair market value of the shares of Stock on the date the purchase right is granted or on the date the Stock is purchased. If, at the time the Company grants a purchase right, the purchaser is a 10% Shareholder, the purchase price shall be at least 100% of the fair market value of the shares of Common Stock on the date the purchase right is granted or on the date the Common Stock is purchased.

    Upon issuance or transfer of Common Stock pursuant to the exercise of an option or purchase right, Affymetrix has the right to require the recipient to remit to Affymetrix in cash any withholding tax requirements for such shares. To the extent authorized by the Administrator, in its sole discretion, the recipient may elect to surrender or authorize Affymetrix to withhold shares of Common Stock in satisfaction of his or her estimated withholding tax obligations or to deliver an interest-bearing full recourse promissory note.

    The 1993 Stock Plan will terminate on July 1, 2003 and no option or purchase right may be granted under the 1993 Stock Plan after that date. Options and purchase rights granted before termination of the 1993 Stock Plan will remain exercisable thereafter until they expire or lapse according to their terms.

FEDERAL INCOME TAX CONSEQUENCES

    The following is a general summary of the typical federal income tax consequences to a 1993 Stock Plan participant who is a citizen or resident of the United States. It does not describe state or other tax consequences.

    The grant of an ISO generally has no federal income tax effect on the optionee. Upon exercise, the optionee does not recognize income for "regular" tax purposes; however, the "option spread" (the excess of the fair market value of the option shares over the exercise price) is includable in the optionee's "Alternative Minimum Taxable Income (AMTI)" for purposes of the Alternative Minimum Tax. However, if the purchased shares are subject to the right to repurchase by the Company and the participant does not make an election to be taxed on the option spread at the time of the exercise of the ISO, the option spread will not be measured or includable in AMTI until the right to repurchase has lapsed. If the optionee does not dispose of the option shares until more than two years after the option grant date and one year after exercise of the option, gain upon sale of the shares will be taxable as long-term capital gain. If shares are sold or otherwise disposed of before either of these periods have expired (a "disqualifying disposition"), the option spread at the time of exercise (but not more than the amount of gain on the sale) is ordinary income in the year of sale. Any increase between the value of the shares on the date of exercise and the date of sale is taxable as capital gain which would be long-term if the shares have been held more than one year after the date of exercise. The Company is not entitled to a federal income tax deduction in connection with ISOs, except to the extent that the optionee recognizes ordinary income on a disqualifying disposition.

    The grant of a NSO generally has no federal income tax effect on the optionee. Upon exercise, the optionee generally has taxable ordinary income (and the Company realizes a corresponding deduction) equal to the spread between the fair market value of the stock on the date of exercise and the exercise price. The Company is required to withhold federal (and state) income and employment taxes on that income upon exercise. However, if the purchased shares are subject to a right to repurchase and the participant does not make an election to be taxed on the spread at the time of the exercise of the NSO, the spread will not be measured or includable in taxable income until the right to repurchase has lapsed. Upon the disposition of the shares, the participant has taxable long-term or short-term capital gain or loss, depending on how long the shares were held.

    Special federal income tax rules apply if the exercise price is paid with stock, or if the shares are subject to a "substantial risk of forfeiture."

PROPOSED AMENDMENTS

    At the Annual Meeting, the Company's shareholders will be asked to approve amendments (i) to increase the aggregate number of shares of Common Stock authorized under the 1993 Stock Plan by 1,500,000 shares to a total of 5,200,000 shares of the Company's Common Stock (Proposal 2), (ii) to limit the number of shares that may be granted to any participant in any one-year period to 500,000 shares (Proposal 3), and (iii) to modify the requirements for shareholder approval of future amendments to the 1993 Stock Plan (Proposal 4).

REQUIRED VOTE

    Approval of each amendment to the 1993 Stock Plan requires the affirmative vote of a majority of the votes cast at a duly held shareholders meeting at which a quorum of the voting power is represented.

       THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR"
                     THE AMENDMENTS TO THE 1993 STOCK PLAN.

PLAN BENEFITS

    The following table shows the number of shares of Common Stock issuable upon exercise of options granted to the named groups under the 1993 Stock Plan during the fiscal year ended December 31, 1996.

NAME AND POSITION                                                                             NUMBER OF OPTIONS(1)
--------------------------------------------------------------------------------------------  ---------------------
Executive Group.............................................................................                0
Non-Executive Director Group................................................................                0
Non-Executive Officer Employee Group........................................................           86,667

------------------------

(1) All options granted at fair market value as of the date of grant.

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

    The Board of Directors has selected Ernst & Young LLP, independent auditors, to audit the financial statements of the Company for the fiscal year ending December 31, 1997. Ernst & Young LLP has audited the Company's financial statements since inception. Representatives of Ernst & Young LLP are expected to be present at the meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

REQUIRED VOTE

    The affirmative vote of the holders of a majority of the shares of the Company's Common Stock voting in person or by proxy on this proposal at the annual meeting is required to approve the appointment of the independent auditors.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE
           APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS.

            STOCK OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

    The following table sets forth the beneficial ownership of Common Stock of the Company as of March 31, 1997 by: (a) each person known to the Company who beneficially owns five percent or more of the outstanding shares of its Common Stock; (b) each director; (c) each of the officers named in the Summary Compensation Table below; and (d) all directors and executive officers as a group:

                                                                                                       PERCENTAGE OF
                                                                                           SHARES         SHARES
                                                                                         BENEFICIALLY  BENEFICIALLY
BENEFICIAL OWNER                                                                          OWNED (1)    OWNED (1)(2)
---------------------------------------------------------------------------------------  -----------  ---------------
Glaxo Wellcome plc (3) ................................................................   7,705,067           33.8
 Greenford Road
 Greenford, Middlesex, UBG OHE, UK
College Retirement Equities Fund ......................................................   1,507,991            6.7
 730 Third Avenue
 New York, NY 10017
Paul Berg, Ph.D. (4)...................................................................      48,447          *
John D. Diekman, Ph.D. (5).............................................................      95,475          *
Stephen P.A. Fodor, Ph.D. (6)..........................................................     206,666          *
Douglas M. Hurt (7)....................................................................   7,718,399           33.8
Paul M. Kaplan, Ph.D. (8)..............................................................      11,331          *
Vernon R. Loucks, Jr. (9)..............................................................      66,665          *
Kenneth J. Nussbacher (10).............................................................      23,333          *
Richard P. Rava, Ph.D. (11)............................................................      28,331          *
Barry C. Ross, Ph.D. (7)...............................................................   7,718,399           33.8
David B. Singer (12)...................................................................     117,332          *
Lubert Stryer, M.D.....................................................................     104,583          *
John A. Young (13).....................................................................      47,999          *
Alejandro C. Zaffaroni, Ph.D. (14).....................................................     396,665            1.8
All directors and executive officers as a group (17 persons)(15).......................   8,943,353           38.8

------------------------

*   Represents beneficial ownership of less than one percent of the Common
    Stock.

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of Shares beneficially owned by a person and the percentage of ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of March 31, 1997 are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of each other person. The persons named in this table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and except as indicated in the other footnotes to this table.

(2) Percentage of beneficial ownership is based on 22,598,157 shares of Common Stock outstanding as of March 31, 1997.

(3) Held through its subsidiary, Affymax N.V. Includes 203,881 shares issuable upon exercise of outstanding warrants at $8.25 per share.

(4) Includes 6,666 shares issuable upon exercise of options exercisable within 60 days of March 31, 1997.

(5) Includes 23,332 shares issuable upon exercise of options exercisable within 60 days of March 31, 1997.

(6) Includes 73,333 shares issuable upon exercise of options exercisable within 60 days of March 31, 1997.

(7) Includes 7,705,067 shares beneficially owned by Glaxo Wellcome, of which Mr. Hurt and Dr. Ross disclaim beneficial ownership, and 13,332 shares issuable upon exercise of options exercisable within 60 days of March 31, 1997.

(8) Includes 9,831 shares issuable upon exercise of options exercisable within 60 days of March 31, 1997.

(9) Includes 6,666 shares issuable upon exercise of options exercisable within 60 days of March 31, 1997.

(10) Includes 18,333 shares issuable upon exercise of options exercisable within 60 days of March 31, 1997.

(11) Includes 7,000 shares beneficially owned by his wife, of which Dr. Rava disclaims beneficial ownership, and 21,331 shares issuable upon exercise of options exercisable within 60 days of March 31, 1997.

(12) Includes 6,666 shares issuable upon exercise of options exercisable within 60 days of March 31, 1997.

(13) Includes 6,666 shares issuable upon exercise of options exercisable within 60 days of March 31, 1997.

(14) Includes 13,332 shares issuable upon exercise of options exercisable within 60 days of March 31, 1997.

(15) Includes 244,486 shares issuable upon exercise of options exercisable within 60 days of March 31, 1997. Also includes 7,705,067 shares owned by Glaxo Wellcome, or which Mr. Hurt and Dr. Ross disclaim beneficial ownership.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Exchange Act requires the Company's executive officers and directors and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Executive officers, directors and ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

    To the Company's knowledge (based solely on review of the copies of such reports furnished to the Company or written representations that no other reports were required), during the year ended December 31, 1996, all executive officers, directors and ten percent shareholders complied with all Section 16(a) filing requirements.

                                   MANAGEMENT

    The executive officers of the Company, and their ages as of the Record Date, are as follows:

NAME                                       AGE                               POSITION
-------------------------------------  -----------  ----------------------------------------------------------
Stephen P.A. Fodor...................          43   President and Chief Executive Officer

Thomas R. Gingeras...................          49   Vice President, Biological Research

Karen H. Haynes......................          36   Vice President, Human Resources and
                                                    Administration

Paul M. Kaplan.......................          51   Vice President, Product Development

Robert J. Lipshutz...................          42   Vice President, Corporate Development

Vernon A. Norviel....................          38   Vice President and General Counsel

Kenneth J. Nussbacher................          44   Executive Vice President and Chief Financial Officer

Richard P. Rava......................          39   Senior Vice President, Operations and Technology

    STEPHEN P.A. FODOR, PH.D. See "Election of Directors."

    THOMAS R. GINGERAS, PH.D., has served as Vice President, Biological Research since January 1997. Dr. Gingeras joined the Company in December 1993 as Director of Molecular Biology. From 1990 to 1993, Dr. Gingeras was Director of Baxter Healthcare's Life Sciences Research Laboratory.

    KAREN H. HAYNES was appointed Vice President, Human Resources and Administration in March 1997. From 1993 to 1997, Ms. Haynes held various human resources management positions at Affymax and Affymetrix, most recently as Director of Human Resources for Affymetrix from 1995 to 1997. From 1990 to 1993, Ms. Haynes was at Lattice Semiconductor in a senior human resources position.

    PAUL M. KAPLAN, PH.D., has been Vice President, Product Development since joining the Company in April 1994. From 1988 to 1994, Dr. Kaplan served as Vice President, Research and Development of the Diagnostic Division at Centocor, Inc., where he was responsible for the identification, development and commercialization of a variety of proprietary immunoassay products.

    ROBERT J. LIPSHUTZ, PH.D., was appointed Vice President, Corporate Development in March 1997. From May 1993 to February 1997 Dr. Lipshutz was Director, Advanced Technology and Bioinformatics. From 1991 to 1993, Dr. Lipshutz held the position of Vice President at Daniel H. Wagner, Associates.

    VERNON A. NORVIEL, J.D., was appointed Vice President and General Counsel of the Company in February 1996. From 1989 to 1996. Mr. Norviel was an associate and then a partner with Townsend and Townsend and Crew LLP.

    KENNETH J. NUSSBACHER, J.D., joined the Company in September 1995 as Executive Vice President and Chief Financial Officer. From 1989 to 1995, Mr. Nussbacher held various management positions at Affymax, most recently as Executive Vice President for Business and Legal Affairs and Managing Director of Affymax Technologies N.V.

    RICHARD P. RAVA, PH.D., has served as Senior Vice President, Operations and Technology since September 1996. From September 1994 to September 1996, Dr. Rava was Vice President of Research and Engineering. Dr. Rava joined the Company in February 1993 as Director of Biomedical Engineering. From 1992 to 1993, Dr. Rava was a Senior Scientist at Affymax Research Institute.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The following table sets forth certain information concerning the compensation of the Company's Chief Executive Officer ("CEO") and each of the four other most highly compensated executive officers during 1996 (collectively, the "Named Officers") for services in all capacities as officers to the Company, during fiscal years 1995 and 1996.

                                                                                                LONG-TERM
                                                                                              COMPENSATION
                                                                                                 AWARDS
                                                     ANNUAL COMPENSATION                      -------------
                                 -----------------------------------------------------------   SECURITIES
                                 YEAR ENDING                                OTHER ANNUAL       UNDERLYING        ALL OTHER
  NAME AND PRINCIPAL POSITION       12/31     SALARY ($)    BONUS ($)     COMPENSATION ($)     OPTIONS (#)   COMPENSATION ($)
-------------------------------  -----------  ----------  -------------  -------------------  -------------  -----------------
John D. Diekman (1)                    1996      232,458           --                --                --               --
Chief Executive Officer and            1995       97,304           --                --           166,666               --
  Chairman

Stephen P.A. Fodor(2)                  1996      240,824           --                --                --               --
President and Chief Operating          1995      188,819           --                --           166,667               --
  Officer

Paul M. Kaplan                         1996      155,005           --                --                --            7,083(4)
Vice President, Product                1995      146,218           --                --            26,666           33,638(5)
  Development

Kenneth J. Nussbacher(3)               1996      193,555           --                --                --               --
Executive Vice President and           1995       50,087           --                --            16,667               --
  Chief Financial Officer

Richard P. Rava                        1996      165,061           --                --                --               --
Senior Vice President,                 1995      136,962           --                --            60,000               --
  Operations and Technology

------------------------

(1) Dr. Diekman served as Chief Executive Officer from July 1995 to March 1997. Prior to March 1996 when he became a full-time employee, Dr. Diekman devoted 80% of his time to the Company and 20% to Affymax.

(2) Dr. Fodor became Chief Executive Officer commencing March 1997.

(3) Mr. Nussbacher joined the Company in September 1995. Compensation reflected for 1995 was for partial year.

(4) Represents housing allowance.

(5) Includes reimbursement for certain relocation expenses of $21,556 and housing allowances of $12,082.

OPTION GRANTS IN LAST FISCAL YEAR

    No stock options were granted to the Named Officers during the year ended December 31, 1996.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION
  VALUES

    The following table sets forth certain information concerning the exercise of options to purchase Common Stock during the year ended December 31, 1996 and the number of unexercised options held as of December 31, 1996 by the Named Officers.

                                                                  NUMBER OF SECURITIES       VALUE OF UNEXERCISED
                                                                 UNDERLYING UNEXERCISED     IN-THE-MONEY OPTIONS AT
                                         SHARES       VALUE      OPTIONS AT DECEMBER 31,       DECEMBER 31, 1996
                                       ACQUIRED ON  REALIZED              1996              EXERCISABLE/UNEXERCISABLE
NAME                                    EXERCISE     ($)(1)    EXERCISABLE/UNEXERCISABLE(#)         ($)(2)
-------------------------------------  -----------  ---------  ---------------------------  -----------------------
John D. Diekman......................      39,999     380,490          23,332/103,335            455,265/2,016,324
Stephen P.A. Fodor...................          --          --          73,333/193,334          1,430,910/3,772,430
Paul M. Kaplan.......................      11,500     212,612            9,831/45,336              192,077/890,619
Kenneth J. Nussbacher................       5,000      97,875           18,333/93,334            357,723/1,821,180
Richard P. Rava......................          --          --           21,331/68,670            418,720/1,346,174

------------------------

(1) Based on the value of the Company's Common Stock on the date of exercise minus the exercise price of the options multiplied by the number of shares underlying the option.

(2) Assuming a stock price of $20.1875 per share, which was the closing price of a Share of Common Stock reported on the Nasdaq National Market on December 31, 1996.

                        COMPENSATION COMMITTEE REPORT(1)

    The Compensation Committee (the "Committee") of the Board of Directors is generally responsible for the design, structure and administration of the executive officers' compensation program. The Committee reviews the salary and stock option award recommendations of the President (other than for himself) along with the basis for such recommendations including performance reviews and competitive base salary data. The Committee has separately evaluated the performance during 1996 of the Company's Chairman and Chief Executive Officer, Dr. Diekman, and President and Chief Operating Officer, Dr. Fodor. In determining compensation policies, the Committee reviews compensation and benefits surveys for regional biotechnology companies which compete with the Company in the recruitment of senior personnel. The Committee consists of three non-employee directors.

COMPENSATION POLICIES

    The Committee bases its decisions on Affymetrix's executive compensation philosophy, which seeks to relate salaries and stock option awards to Affymetrix's success in meeting annual and long-term performance goals, to reward individual achievement and to attract and retain qualified executives. Affymetrix seeks to set its executive officers' salaries in the mid-range compared to those with similar management positions in peer companies consisting primarily of regional biotechnology companies. The level of salaries paid to executive officers of the Company also takes into account the technological achievements of the Company during the year, its success in entering into significant technology agreements with collaborators, as well as an evaluation of the individual performance and contribution of each executive to the Company's

------------------------

(1) The Compensation Committee Report and the Stock Performance Graph and related disclosure is not soliciting material, is not deemed filed with the SEC, and is not incorporated by reference in any filing of the Company under the Securities Act of 1993, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date of this proxy statement and irrespective of any general incorporation language in such filing.

performance for the year. The Committee particularly considers the individual officer's level of responsibility for and role in meeting the Company's strategic, technological, and financial objectives. The Committee has not used either the profitability of the Company or the market value of its stock as significant factors in consideration for setting executive officer salaries. Consistent with these policies, the Committee set executive officers' salaries for 1996 in the mid-range as compared to other regional biotechnology companies.

    Stock options awards are intended to align the interests of executives with the interests of the shareholders in the long-term performance of the Company. Guidelines for executive stock option awards have been developed by the Committee through analysis of long-term incentive awards based on each individual executive's position, responsibilities, performance and contribution to the achievement of the Company's long-term goals and competitive stock option data from regional biotechnology companies. In addition, the Committee reviews the equity position of all executive officers on an annual basis and awards stock options to executive officers periodically.

CHIEF EXECUTIVE OFFICER'S COMPENSATION

    The 1996 compensation of Dr. John D. Diekman, the Company's Chairman and Chief Executive Officer took into account the above policies and specific milestones achieved by the Company during the year. These milestones included the successful completion of the Company's 1995 private financing, forming collaborative alliances with biotechnology, pharmaceutical and genomics companies and the progress toward the introduction of the Company's first commercial product. The Committee believes that Dr. Diekman's salary of $232,458 for 1996 was in the mid-range compared to CEOs in peer companies consisting primarily of regional biotechnology companies.

SECTION 162(M) COMPLIANCE

    Section 162(m) of the Internal Revenue Code (the "Code") limits the Company to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain Named Executive Officers in a taxable year. Compensation above $1 million may be deducted if it is "performance-based compensation" within the meaning of the Code.

    The Compensation Committee has determined that stock options granted under the Company's 1993 Stock Plan with an exercise price at least equal to the fair market value of the Company's common stock on the date of grant shall be treated as "performance-based compensation." As a result, the Company's shareholders have been asked to approve an amendment to the 1993 Stock Plan which would allow any compensation recognized by a Named Executive Officer as a result of the grant of such a stock option to be deductible by the Company.

                                            Dr. Paul Berg
                                            Mr. John A. Young
                                            Dr. Alejandro C. Zaffaroni

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation Committee is responsible for determining salaries, incentives and other forms of compensation for officers and other employees of the Company and administers various incentive compensation and benefit plans. The Compensation Committee consists of Paul Berg, John A. Young and Alejandro C. Zaffaroni. Stephen P.A. Fodor, President and Chief Executive Officer of the Company, participates in all discussions and decisions regarding salaries and incentive compensation for all employees and consultants of the Company, except that Dr. Fodor is excluded from discussions regarding his own salary and incentive compensation.

STOCK PERFORMANCE GRAPH

SHAREHOLDER RETURN COMPARISON

    The graph below compares the cumulative total return* on the Company's Common Stock for period commencing June 6, 1996 (the date on which the Company's Common Stock was first publicly traded) and ending December 31, 1996 compared to the CRSP Total Return Index for the Nasdaq National Market (U.S. companies) and the CRSP Total Return Index for the NASDAQ Pharmaceutical Stocks (SIC 283). The stock price performance shown on the graph below is not necessarily indicative of future price performance.

                  COMPARISON OF CUMULATIVE SHAREHOLDER RETURN*

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

             AFFYMETRIX INC         NASDAQ STOCK MARKET-US          NASDAQ PHARMACEUTICAL
6/06/96                   $100                            $100                           $100
6/96                       102                              96                             90
9/96                       117                             100                             92
12/96                      135                             105                             89

* Assumes $100 invested on June 6, 1996 in the Company's Common Stock and in each index listed above. The total return for the Company's Common Stock and the indices used assumes the reinvestment of dividends, even though dividends have never been declared on the Company's Common Stock.

                              CERTAIN TRANSACTIONS

    In July 1995, the Company and Glaxo Wellcome entered into an agreement (the "Governance Agreement") pursuant to which Glaxo Wellcome has the right to designate a number of directors based on the percentage of voting stock then held directly or indirectly by Glaxo Wellcome and is obligated to vote its shares for the slate of directors recommended to the shareholders. Glaxo Wellcome currently has the right to designate three of the ten directors of the Company. Pursuant to the Governance Agreement, Glaxo Wellcome also agreed that any merger, consolidation or business combination whereby the Company would become a direct or indirect wholly-owned subsidiary of Glaxo Wellcome and any material transaction between the Company and Glaxo Wellcome must be approved by a majority of the independent directors of the Company. In addition, pursuant to the Governance Agreement, the Company granted Glaxo Wellcome certain registration rights with respect to its shares.

    In May 1996, the Company entered into an agreement with Glaxo Wellcome to develop and supply probe arrays to detect polymorphisms in specific genes. The agreement, which has a term of up to three years, provides for development funding and milestone payments upon achievement of certain technical goals. For the year ended December 31, 1996, the Company received payments totaling $70,000 from Glaxo Wellcome under the agreement.

    In January 1997, the Company entered into a HIV database agreement with Glaxo Wellcome. Under the terms of the Agreement, Affymetrix and Glaxo Wellcome will work together to build a database to understand the correlation between mutations in HIV and response to antiviral drugs. Glaxo Wellcome will pay all costs of the project, which has an estimated term of three years.

    In February 1997, the Company entered into an agreement with Affymax and several of its affiliated entities that supersedes the technology license agreement between the Company and Affymax entered into in 1993. Under the terms of the agreement, which was effective as of 1995, Affymax assigned to the Company all rights in patents relating to light directed synthesis technologies and probe array technologies. The Company's license rights in certain technologies, including "encoded synthetic library" technology, were terminated. The Company retains or was assigned rights to use certain trademarks, including "Affymetrix."

    The Company and Affymax Research Institute, a subsidiary of Affymax ("ARI"), entered into a Services Agreement dated October 1, 1993, pursuant to which ARI agreed to perform certain administrative and management services for the Company. For the year ended December 31, 1996, the Company's expenses for services performed by Affymax were in the amount of $95,000. John D. Diekman is a director of ARI.

    In February 1994, the Company entered into a sublease agreement with Affymax providing for the Company to sublease facilities in Santa Clara, California from Affymax until October 1, 1995. In April 1995, the Company exercised an option to extend the sublease to October 1, 1996. For the year ended December 31, 1996, the Company's expenses under the sublease agreement were $534,000. In May 1996, the Company canceled the sublease with Affymax and is directly leasing the facility from a third party.

    The Company believes that its agreements with Affymax are on terms no less favorable to the Company than would be obtained from unaffiliated third parties.

    In February 1996, the Company and Symyx, Inc. ("Symyx") entered into a sublease agreement at market rates for a portion of the property leased to the Company in Sunnyvale, California. For the year ended December 31, 1996, Symyx paid the Company $152,128 under this sublease. Kenneth J. Nussbacher is a director, and Alejandro C. Zaffaroni is a director and greater than 10% stockholder, of Symyx.

    In November 1994, the Company agreed to guarantee a loan in the amount of $117,000 of Stephen P.A. Fodor. As of March 31, 1997, the full amount of the loan remained outstanding.

    In April 1997, the Company made a $500,000 secured loan to Dr. Fodor to assist him in purchasing a principal residence. The loan bears an interest rate of 6.49% and is due on the first to occur of April 11, 2002, the sale of the house, or termination of Dr. Fodor's employment.

    In June 1995, the Company entered into an agreement with David B. Singer in connection with his resignation as President and Chief Executive Officer and assumption of the position of Vice Chairman of the Board. Pursuant to the agreement, the Company relinquished its right to repurchase any of the 133,333 shares of Common Stock acquired by Mr. Singer in December 1993, amended the option to purchase 100,000 shares granted to Mr. Singer in December 1994 to fully vest 50,000 shares as of September 1995, and waived its right to demand repayment of a secured promissory note in the principal amount of $40,000, evidencing a loan made to Mr. Singer in December 1993 to enable him to purchase 133,000 shares of Common Stock until July 1998. The loan bears interest at the rate of 5.07% per annum. Pursuant to the agreement, Mr. Singer agreed to continue to serve as a Director of the Company if nominated and elected by the shareholders, to serve as Vice Chairman of the Board, and to provide consulting services to the Company relating to the financing of the Company, grants and government relations. During the year ended December 31, 1996, Mr. Singer received payments totalling $175,000 pursuant to the agreement.

    The Company has entered into indemnification agreements with each of its directors and executive officers. Such agreements require the Company to indemnify such persons to the fullest extent permitted by California law.

                                 OTHER MATTERS

    The Company knows of no other matters to be submitted at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the Board of Directors may recommend.

    It is important that your shares be represented at the meeting, regardless of the number of shares which you hold. Please complete, date, execute and return, at your earliest convenience, the accompanying proxy card in the envelope which has been enclosed.

                                          BY ORDER OF THE BOARD OF DIRECTORS
                                          Julian N. Stern
                                          Secretary

Dated: April 28, 1997

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                AFFYMETRIX, INC.
                      AMENDED AND RESTATED 1993 STOCK PLAN

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                AFFYMETRIX, INC.
                      AMENDED AND RESTATED 1993 STOCK PLAN

    1.  PURPOSE; DEFINITIONS.

        (a) PURPOSE. The purpose of the Plan is to attract, retain and motivate officers, key employees, consultants and directors of Affymetrix, Inc. (the "Company"), or a Parent or a Subsidiary, by giving them the opportunity to acquire Stock ownership in the Company. Options granted under this Plan will be either Incentive Stock Options or Nonstatutory Stock Options. This Plan also provides for the grant of Purchase Rights providing for the direct sale of Stock to eligible participants.

        (b) DEFINITIONS. For purposes of the Plan, the following terms have the following meanings:

             (i) "Administrator" means the committee referred to in Section 4 or the Board in its capacity as administrator of the Plan in accordance with
       Section 4.

             (ii) "Board" means the Board of Directors of the Company.

            (iii) "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute.

            (iv) "Commission" means the Securities and Exchange Commission, and any successor agency.

             (v) "Company" means Affymetrix, Inc.

            (vi) "Effective Date" has the meaning set forth in Section 2.

            (vii) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

            (viii) "Grant Date" means the date of grant of any Option or Purchase Right.

             (ix) "Incentive Stock Option" means any Option intended to be and designated as an "incentive stock option" within the meaning of Section 422 of the Code.

             (x) "Option" means an Option granted under Section 6.

             (xi) "Option Agreement" means the written option agreement covering an Option.

            (xii) "Optionee" means the holder of an Option.

            (xiii) "Parent" has the meaning set forth in Section 425 of the Code.

            (xiv) "Plan" means this Affymetrix, Inc. Amended and Restated 1993 Stock Plan, as amended from time to time.

            (xv) "Purchase Right" means a Purchase Right granted pursuant to
       Section 7.

            (xvi) "Qualified Domestic Relations Order" has the meaning set forth in Section 414 of the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder, and any successor statute or rule.

            (xvii) "Rule 16b-3" means Rule 16b-3 under Section 16(b) of the Exchange Act, as amended from time to time, and any successor rule.

           (xviii) "Stock" means the Common Stock of the Company, and any successor entity.

            (xix) "Subsidiary" has the meaning set forth in Section 425 of the Code.

            (xx) "Tax Date" means the date defined in Section 8.

            (xxi) "Vesting Date" means the date on which an Option becomes wholly or partially exercisable.

    2. EFFECTIVE DATE; TERM OF PLAN. The Effective Date of this Plan shall be July 1, 1993. This Plan, but not Options already granted, shall terminate automatically ten years after its adoption by the Board, unless terminated earlier by the Board under Section 15. No Options or Purchase Rights shall be granted after termination of this Plan but all Options and Purchase Rights granted prior to termination shall remain in effect in accordance with their terms.

    3. NUMBER AND SOURCE OF SHARES OF STOCK SUBJECT TO THE PLAN; INDIVIDUAL LIMITATION.

        (a) NUMBER AND SOURCE OF SHARES. Subject to the provisions of Section 9, the total number of shares of Stock with respect to which Options and Purchase Rights may be granted under this Plan is 5,200,000 shares of Stock. The shares of Stock to be issued hereunder upon exercise of an Option or Purchase Right may consist of authorized and unissued shares or treasury shares.

        (b) INDIVIDUAL LIMITATION. The Company may not issue Options with a fair market value exercise price as of the date of grant covering in the aggregate more than 500,000 shares of Stock (subject to the provisions of Section 9) to any one participant in any one-year period.

    4. ADMINISTRATION OF THE PLAN. This Plan shall be administered by the Board or upon delegation by the Board, either in its entirety or only as it relates to persons subject to Section 16 of the Exchange Act, by a committee of at least two members of the Board to which administration of this Plan is delegated by the Board. The Administrator may delegate nondiscretionary administrative duties to such employees of the Company, or a Parent or a Subsidiary, as it deems proper.

    The Administrator may also make rules and regulations which it deems useful to administer this Plan. Any decision or action of the Administrator in connection with this Plan or any Options or Purchase Rights granted or shares of Stock purchased under this Plan shall be final and binding. The Administrator shall not be liable for any decision, action or omission respecting this Plan, or any Options or Purchase Rights granted or shares of Stock sold under this Plan. The Board at any time may abolish the committee and revest in the Board the administration of the Plan.

    5. PERSONS ELIGIBLE TO PARTICIPATE IN THIS PLAN. Options and Purchase Rights may be granted under this Plan to officers, key employees, consultants and directors of the Company, or a Parent or a Subsidiary.

    6.  GRANT OF OPTIONS; TERMS AND CONDITIONS OF GRANT.

        (a) GRANT OF OPTIONS. The Administrator may, in its absolute discretion, grant Options under this Plan at any time and from time to time before the expiration of ten years from the Effective Date. The Administrator shall specify the type of Option, the Grant Date, the number of shares of Stock covered by the Option, the exercise price and the terms and conditions for exercise of the Option. If the Administrator fails to specify the Grant Date, the Grant Date shall be the date of the action taken by the Administrator to grant the Option. Notwithstanding the foregoing, if an Incentive Stock Option is approved in anticipation of employment of any employee, the Grant Date shall be the date the intended Optionee is first treated as an employee of the Company, or a Parent or a Subsidiary, for payroll purposes. As soon as practicable after the Grant Date, the Company will provide the Optionee with a written Option Agreement in the form approved by the Administrator, which sets forth the type of Option, the Grant Date, the number of shares of Stock covered by the Option, the exercise price and the terms and conditions for exercise of the Option.

        (b) TERMS AND CONDITIONS OF GRANT. Options granted under this Plan shall be subject to the following terms and conditions and such other terms and conditions not inconsistent with this Plan as the Administrator may impose:

            (i) TYPE OF OPTION. Any Option granted under the Plan shall be in such form as the Administrator may from time to time approve. Incentive Stock Options may be granted only to employees of the Company, or a Parent or a Subsidiary. Subject to the foregoing, the Administrator shall have the authority to grant to any participant Incentive Stock Options, Nonqualified Stock Options or both types of Options. Any portion of an Option that is not designated as, or does not qualify as, an Incentive Stock Option, shall constitute a Nonqualified Stock Option.

            (ii) EXERCISE OF OPTION. In order to exercise all or any portion of any Option granted under this Plan, an Optionee must remain as an officer, employee, consultant or director of the Company, or a Parent or a Subsidiary, until the Vesting Date. The Option shall be exercisable on or after each Vesting Date in accordance with the terms set forth in the Option Agreement.

    Notwithstanding any designation of an Option as an Incentive Stock Option, to the extent that exercisability of any Incentive Stock Option granted under this Plan or otherwise to the Optionee by the Company, or a Parent or a Subsidiary, would result in an Optionee being able to exercise for the first time in any calendar year Incentive Stock Options to purchase shares of Stock having a fair market value (determined as of the Grant Date) in excess of $100,000, the excess above $100,000 determined in reverse order of the Grant Date shall be automatically converted to a Nonstatutory Stock Option. Notwithstanding the foregoing, the Administrator in its absolute discretion may elect a different order for determining which Incentive Stock Option shall automatically be converted to a Nonstatutory Stock Option or may determine to defer the exercisability of an Incentive Stock Option or portion of an Incentive Stock Option so that in no event will Incentive Stock Options for Stock having a fair market value in excess of $100,000 (determined as of the Grant Date) become exercisable for the first time in any calendar year.

           (iii) OPTION TERM. The term of any Option shall be fixed by the Administrator, but no Incentive Stock Option granted under this Plan may be exercised more than ten years from the Grant Date. If, at the time the Company grants an Option, the Optionee directly or by attribution owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, or a Parent or a Subsidiary, the Option shall not be exercisable more than five years after the Grant Date.

           (iv) EXERCISE PRICE. The exercise price shall be at least 100% of the fair market value of the shares of Stock covered by the Option on the Grant Date, as determined in good faith by the Administrator. If, at the time the Company grants an Option, the Optionee directly or by attribution owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, or a Parent or a Subsidiary, the exercise price shall be at least 110% of the fair market value of the shares of Stock covered by the Option on the Grant Date determined in the same manner.

            (v) METHOD OF EXERCISE. To the extent the right to purchase shares of Stock has accrued, Options may be exercised, in whole or in part, from time to time in accordance with their terms by written notice from the Optionee to the Company stating the number of shares of Stock with respect to which the Option is being exercised and accompanied by payment in full of the exercise price. Payment may be made in cash, by check or by delivery, at the absolute discretion of the Administrator, of shares of Stock held by the Optionee. If authorized by the Administrator, exercise of an Option may be made pursuant to a "cashless exercise sale" procedure, pursuant to which funds to pay for exercise of the Option are delivered to the issuer by a broker upon receipt of stock certificates from the issuer, or pursuant to which participants obtain margin loans from brokers to fund the exercise of the Option. In the absolute discretion of the Administrator, payment may be made by delivery of an interest-bearing, full recourse promissory note. In the discretion of the Administrator, the exercise price may be paid by a combination of the above.

            (vi) OPTION AGREEMENT. The terms and conditions of each option shall be set forth in the Option Agreement evidencing the Option. No Option shall be exercisable until after execution of the Option Agreement by the Company and the Optionee.

            (vii) NONASSIGNABILITY OF OPTION RIGHTS. No Option shall be transferable other than by will or by the laws of descent and distribution or pursuant to a Qualified Domestic Relations Order. During the lifetime of an Optionee, only the Optionee may exercise an Option.

           (viii) EXERCISE AFTER TERMINATION OF EMPLOYMENT OR DEATH. If for any reason other than permanent and total disability or death an Optionee ceases to be employed by the Company, or a Parent or a Subsidiary, in the case of an Incentive Stock Option or to be employed by or to be a consultant or director of the Company, or a Parent or a Subsidiary, in the case of a Nonstatutory Stock Option, Options held at the date of such termination (to the extent then exercisable) may be exercised, in whole or in part, at any time within 3 months after the date of such termination or such lesser period of not less than 30 days specified in the Option Agreement, but in no event after the earlier of (i) the expiration date of the Option as set forth in the Option Agreement, and
       (ii) ten years from the Grant Date. If an Optionee becomes permanently and totally disabled (within the meaning of Section 22(e)(3) of the Code) or dies while employed by the Company, or a Parent or a Subsidiary, (or, if the Optionee dies within the period that the Option remains exercisable after termination of employment), Options then held (to the extent then exercisable) may be exercised by the Optionee, the Optionee's personal representative, or by the person to whom the Option is transferred by will or the laws of descent and distribution or pursuant to a Qualified Domestic Relations Order, in whole or in part, at any time within one year after the disability or death or any lesser period of not less than 6 months specified in the Option Agreement, but in no event after the earlier of (i) the expiration date of the Option as set forth in the Option Agreement and (ii) ten years from the Grant Date.

            (ix) COMPLIANCE WITH SECURITIES LAWS. The Company shall not be obligated to issue any shares of Stock upon exercise of an Option except in compliance with all applicable securities laws and the regulations of any stock exchange on which the Company's securities may then be listed. Evidences of ownership of shares of Stock acquired upon exercise of Options shall bear any legend required by, or useful for purposes of compliance with, applicable securities laws, this Plan or the Option Agreement evidencing the Option.

    7.  PURCHASE RIGHTS.

        (a) GRANT. As soon as practicable after the Grant Date of a Purchase Right, the Administrator shall advise the holder of such right in writing of the terms, conditions and restrictions relating to the grant, including the number of shares of Stock covered by the Purchase Right, the purchase price, and the time within which the Purchase Right must be exercised.

        (b) PURCHASE PRICE. The purchase price of a Purchase Right shall be at least 85% of the fair market value of the shares of Stock on the Grant Date or on the date the Stock is purchased, as determined in good faith by the Administrator. If, at the time the Company grants a Purchase Right, the purchaser directly or by attribution owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, or a Parent or a Subsidiary, the purchase price shall be at least 100% of the fair market value of the shares of Stock on the Grant Date or on the date the Stock is purchased, determined in the same manner.

        8. PAYMENT OF TAXES. Unless the Administrator permits otherwise, the participant shall pay the Company in cash, promptly when the amount of such obligations becomes determinable (the "Tax Date"), all applicable local, state and federal withholding taxes applicable, in the Administrator's absolute discretion, to (i) the exercise of any Option or Purchase Right, or
    (ii) the transfer or other disposition of shares acquired upon exercise of any Option or Purchase Right.

    If and to the extent authorized by the Administrator in its absolute discretion, a participant may make an election to (x) deliver to the Company a promissory note of the participant on the terms set forth in Section 6(b)(v),
(y) tender shares of Stock to the Company or (z) have shares of Stock or other securities of the Company withheld by the Company, to pay the amount of tax that the Administrator in its absolute discretion determines to be required to be withheld by the Company.

    Any shares of Stock so withheld or tendered shall be valued by the Company at their fair market value on the Tax Date. The right to so withhold or tender shares of Stock shall relate separately to each Option or Purchase Right or any increment thereof covering not less than 100 shares of Stock.

    9. ADJUSTMENT FOR CHANGES IN CAPITALIZATION. The existence of outstanding Options shall not affect the Company's right to effect adjustments, recapitalizations, reorganizations or other changes in its or any other corporation's capital structure or business, any merger or consolidation, any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Stock, the dissolution or liquidation of the Company's or any other corporation's assets or business or any other corporate act whether similar to the events described above or otherwise. Subject to Section 10, if the outstanding shares of the Stock are increased or decreased in number or changed into or exchanged for a different number or kind of securities of the Company or any other corporation by reason of a recapitalization, reclassification, stock split, combination of shares, stock dividend or other event, the number and kind of securities with respect to which Options may be granted under this Plan, the number and kind of securities as to which outstanding Options may be exercised, and the exercise price at which outstanding Options may be exercised, shall be adjusted, to the extent possible, so as to prevent dilution and without regard to any resulting tax consequences to the Optionee.

    10. DISSOLUTION, LIQUIDATION, MERGER. In the event of a dissolution or liquidation of the Company, a merger in which the Company is not the surviving corporation, or a sale of over 80% of the assets of the Company, the Administrator, in its absolute discretion, may cancel each outstanding Option upon payment in cash to the Optionee of the amount by which any cash and the fair market value of any other property which the Optionee would have received as consideration for the shares of Stock covered by the fully-vested portion of the Option if the Option had been exercised before such liquidation, dissolution, merger, or sale exceeds the exercise price of the Option.

    11. SUCCESSOR CORPORATIONS. In the event of a merger in which the Company is not the surviving corporation, the successor entity may assume the obligations under all outstanding Options.

    12. NO RIGHTS AS SHAREHOLDER OR TO CONTINUED EMPLOYMENT. An Optionee shall have no rights as a shareholder with respect to any shares of Stock covered by an Option until such Optionee has acquired title to such shares. Subject to Sections 9 and 10, no adjustment shall be made for dividends or other rights for which the record date is prior to the date title to the shares of Stock has been acquired by the Optionee. The grant of an Option shall in no way be construed so as to confer on any Optionee the right to continued employment by the Company, or a Parent or a Subsidiary.

    13. DISQUALIFYING DISPOSITIONS. If Stock acquired upon exercise of an Option is disposed of in a disqualifying disposition within the meaning of
Section 422 of the Code, the holder of the shares of Stock immediately prior to the disposition shall notify the Company in writing of the date and the terms of such disposition and comply with any other requirements imposed by the Company in order to enable the Company to secure the related income tax deduction to which it is entitled.

    14. TERMINATION; AMENDMENT. The Board may amend, suspend or terminate this Plan at any time and for any reason, but no amendment, suspension or termination shall be made which would impair the right of any person under any outstanding Options or Purchase Rights without such person's consent. No amendment shall require shareholder approval unless (a) shareholder approval is required by
Section 422
of the Code (for Incentive Stock Options); (b) shareholder approval is required by other applicable laws, regulations or rules; or (c) the Board otherwise concludes that shareholder approval is advisable.

    15. GOVERNING LAW. This Plan and the rights of all persons under this Plan shall be construed in accordance with and under applicable provisions of the Code and the laws of the State of California.

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
 1.  Purpose; Definitions.................................................     1
 2.  Effective Date; Term of Plan.........................................     2
 3.  Number and Source of Shares of Stock Subject to the Plan.............     2
 4.  Administration of the Plan...........................................     3
 5.  Persons Eligible to Participate in this Plan.........................     3
 6.  Grant of Options; Terms and Conditions of Grant......................     3
 7.  Purchase Rights......................................................     6
 8.  Payment of Taxes.....................................................     6
 9.  Adjustment for Changes in Capitalization.............................     7
10.  Dissolution, Liquidation, Merger.....................................     7
11.  Successor Corporations...............................................     7
12.  No Rights as Shareholder or to Continued Employment..................     8
13.  Disqualifying Dispositions...........................................     8
14.  Termination; Amendment...............................................     8
15.  Governing Law........................................................     8

PROXY

                           AFFYMETRIX, INC.
          PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                             JUNE 6, 1997

The undersigned shareholder of Affymetrix, Inc. (the "Company") hereby appoints John D. Diekman and Kenneth J. Nussbacher and each of them with full power of substitution to each, the true and lawful attorneys, agents and proxyholders of the undersigned, and hereby authorizes them to represent and vote, as specified herein, all of the shares of Common Stock of the Company held of record by the undersigned on April 21, 1997, at the Annual Meeting of Shareholders of the Company to be held on June 6, 1997 (the "Annual Meeting") at 10:00 a.m. at 3380 Central Expressway, Santa Clara, California and any adjournments or postponements thereof.


              (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

/X/ Please mark votes as in this example

    THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED. IN THE ABSENCE OF DIRECTION, THE SHARES WILL BE VOTED FOR THE PROPOSALS.

    THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING OF SHAREHOLDERS RELATING TO THE ANNUAL MEETING.

1. To elect as directors, to hold office until the next meeting of shareholders and until their successors are elected, the ten (10) nominees listed to the right:


   NOMINEES:    John D. Diekman, Ph.D.
                Stephen P. A. Fodor, Ph.D.
                Paul Berg, Ph.D.
                Douglas M. Hurt
                Vernon R. Loucks, Jr.
                Barry C. Ross, Ph.D.
                David B. Singer
                Lubert Stryer, M.D.
                John A. Young
                Alejandro C. Zaffaroni, Ph.D.


Vote FOR all the nominees (except as directed to the contrary)   /  /
Vote WITHHELD from all nominees                              /  /

INSTRUCTIONS: To withhold vote for any individual nominee, write the nominee's name in the space provided above:

---------------------------------------------------------------------------

2. To approve an amendment to the Company's Amended and Restated 1993 Stock Plan to provide for additional shares.

                       For       Against         Abstain
                      /  /        /  /             /  /

3. To approve an amendment to the Company's Amended and Restated 1993 Stock Plan to limit the number of shares that may be granted to any participant in any one-year period.

                       For       Against         Abstain
                      /  /        /  /             /  /

4. To approve an amendment to the Company's Amended and Restated 1993 Stock Plan to reflect changes to the shareholder approval requirements of Securities and Exchange Commission Rule 16b-3.

                       For       Against         Abstain
                      /  /        /  /             /  /

5. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 1997.

                       For       Against         Abstain
                      /  /        /  /             /  /



MARK HERE FOR
ADDRESS CHANGE       /  /
AND NOTE AT LEFT

Please sign exactly as name appears hereon. Joint owners should each sign. Trustees and others acting in a representative capacity should indicate the capacity in which they sign and give their full title. If a corporation, please have an authorized officer sign and indicate the full corporate name. If a partnership, please sign in partnership name by an authorized person.

Please mark, sign and date this proxy and return it promptly whether you plan to attend the meeting or not. If you do attend, you may vote in person if you desire.

SIGNATURE(S)__________________________________ DATE:_______________